                           [Global Access Letterhead]

                          Satellite Services Agreement

This is an agreement between Global Access Telecommunications Services, Inc. ("Global") and Medialink ("Medialink"), dated as of January 1, 1996, in connection with satellite services provided to Medialink. The terms of this Agreement are as follows:

1. TRANSPONDER USE. Global shall provide to Medialink, subject to availability and on the terms set out in this Agreement and in the attached Global Access Standard Terms and Conditions which are incorporated in this Agreement by this reference, the use of Global-owned or -controlled C- and Ku-band transponders (the "Transponder(s)") and Global-controlled fiber optic circuits (the "Fiber"). This Agreement constitutes an agreement for "Occasional Service" as that term is used in the Standard Terms and Conditions.

2. TERM. This Agreement shall commence January 1, 1996, and shall continue through December 31, 1996.

3. MINIMUM USAGE. Medialink shall use a minimum of 1,000 hours during the term of this Agreement.

4. SERVICE RATES. The service rates for Global-controlled US domestic C-band transponders shall be $485 per hour. The service rates for Global-controlled US domestic Ku-band transponders shall be $720 per hour. The service rates for Fiber shall be the then-current rate card rates as published by Global, less 5%. The service rates for the Global-controlled Eutelsat II/F4 22 transponder shall be $845 per hour. The service rates for all other transponders are listed on the attached Addendum 4. In the event Global's occasional use rates from the satellite carriers are increased, Global reserves the right to apply a corresponding percentage increase to Medialink's service rates.

     The services rates for Global-controlled US domestic C-band transponders shall be adjusted once Medialink's utilization reaches 1200 hours during the term of this Agreement. For those hours scheduled after Medialink's utilization reaches 1200 hours, (that is, for 1201 hours and above) the services rates for Global-controlled US domestic C-band transponders shall be $475 per hour.

5. PAYMENT. Payment of the service rates called for by Section 4 shall be due within 30 days of the receipt invoice.

     a. If Medialink fails to make any of these payments by the due date specified above, Global shall give Medialink written notice of such failure and Medialink shall have 10 business days from receipt of such notice to complete payment. If Medialink fails to make the required payment within those 10 business days, Medialink will be deemed in breach of this

     Agreement and Global shall have the rights provided for in the Standard Terms and Conditions.

     b. To the extent the foregoing provisions conflict with the provisions of
     Section 4 of the Standard Terms and Conditions, the items set forth above shall control.

6. CANCELLATION/UNDER UTILIZATION. On the last day of the term of this Agreement, Global shall calculate the total number of hours used by Medialink. In the event that Medialink has used fewer than 1000 hours, Medialink shall have the option to (a) pay Global and amount equal to $485 multiplied by the difference between the Commitment and the actual hours used or (b) enter into a new agreement with Global for at least 1000 hours plus the number of hours not used under this Agreement at the then-current rate card rates. If, during the term of this Agreement, Global cannot satisfy reasonable requests by Medialink for the Transponders, those hours that cannot be provided will be counted towards Medialink's usage requirement. Hours scheduled and subsequently canceled will be billed according to the attached Standard Terms and Conditions, and will not count towards the contracted number of hours.

7. THIRD PARTY AGREEMENTS. This Agreement is subject to Global's contracts with third parties through which it has obtained any portion of the rights made available to Medialink under this Agreement. Medialink shall have no greater rights or remedies against or with respect to Global under this Agreement than Global has against the Carrier under those contracts.

8. STANDARD TERMS AND CONDITIONS. Global's Standard Terms and Conditions are attached and considered an integral part of this Agreement. In the event of conflict or difference between the terms of Global's Standard Terms and Conditions, and/or the terms of this Agreement, the provision that is most favorable to Global shall prevail.

9. NOTICE. Pursuant to Section 19(c) of the Standard Terms and Conditions, the address for notices of the parties to this Agreement shall be as follows:

          GLOBAL ACCESS TELECOMMUNICATIONS SERVICES, INC.
          77 North Washington Street
          Boston, MA  02114
          FAX:  617-720-0803
            Attention: Vice President, Sales

          MEDIALINK
          708 Third Avenue
          New York, NY  10017
          FAX:  212-682-2370
            Attention:  Associate Vice President

AGREED:                                AGREED:

MEDIALINK                              GLOBAL ACCESS TELECOMMUNICATIONS

                                         SERVICES, INC.

By: /s/ J. Graeme McWhirter            By: /s/ Signature
    --------------------------             ----------------------------

Title: EVP                             Title: PRES & CEO

Date: 2/20/96                          Date: 2/22/96

                           [Global Access Letterhead]

                                                                      Addendum 4

                                 SERVICE RATES
                             Prepared for Medialink
                           Effective January 1, 1996

--------------------------------------------------------------------------------
                            GLOBAL ACCESS INVENTORY
--------------------------------------------------------------------------------
C-BAND                                                 Hourly Rate
--------------------------------------------------------------------------------
  Telstar 402R                                            $485
  Galaxy C4                                               $485
  Galaxy 3R                                               $485
  Galaxy 6                                                $485
--------------------------------------------------------------------------------
KU-BAND                                                Hourly Rate
--------------------------------------------------------------------------------
  SBS6                                                    $720
--------------------------------------------------------------------------------
FIBER CIRCUITS                                         Hourly Rate
--------------------------------------------------------------------------------
  Accunet                                                 $400
--------------------------------------------------------------------------------
  Vyvx                                                    $415
--------------------------------------------------------------------------------
INTERNATIONAL                                          Hourly Rate
--------------------------------------------------------------------------------
  Intelsat IOR 57 SCPC (9MHz)                             $795
--------------------------------------------------------------------------------
  Intelsat POR 180 SCPC (9MHz)                            $795
--------------------------------------------------------------------------------
  PanAmSat 1, 2, 4 Analog (27 MHz)                      $1,375
--------------------------------------------------------------------------------
                  MCPC                                    $925
--------------------------------------------------------------------------------
                  SCPC (9 MHz)                            $795
--------------------------------------------------------------------------------
  Orion-1                                                 $975
--------------------------------------------------------------------------------
  Eutelsat II/F4 (30 MHz)                                 $845

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 AT&T INVENTORY
--------------------------------------------------------------------------------
C-BAND                                                 Hourly Rate
--------------------------------------------------------------------------------
  Telstar 302/303                                         $420
--------------------------------------------------------------------------------
  Telstar 401/402R                                        $600
--------------------------------------------------------------------------------
KU-BAND                                                Hourly Rate
--------------------------------------------------------------------------------
  Telstar 401/402R (27 MHz)                               $720
--------------------------------------------------------------------------------
  Telstar 401/402R (54 MHz)                               $900
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                HUGHES INVENTORY
--------------------------------------------------------------------------------
KU-BAND                                                Hourly Rate
--------------------------------------------------------------------------------
  SBS5, SBS6, Galaxy K4, Galaxy K7                        $900
--------------------------------------------------------------------------------

NOTES:

o All prices apply to Global Access-owned inventory and bulk buy purchases from carriers and are subject to change. Individually owned space will be quoted on a per case basis.

o    All services are provided per Global Access' Standard Terms and Conditions.

                GLOBAL ACCESS TELECOMMUNICATIONS SERVICES, INC.
                         Standard Terms and Conditions

     1. Application of Terms and Conditions; Exclusion of Other or Additional Terms. These Standard Terms and Conditions are applicable to all Communications Services provided by Global Access Telecommunications Services ("GATS") to the customer ("Customer") pursuant to this Service Agreement ("Agreement"). COMMUNICATIONS SERVICES WILL BE PROVIDED ONLY ON THE FOLLOWING TERMS AND CONDITIONS AND ANY CONFLICTING, DIFFERENT OR ADDITIONAL TERMS AND CONDITIONS CONTAINED IN CUSTOMER'S ACKNOWLEDGMENT OR PURCHASE ORDER OR ELSEWHERE ARE HEREBY OBJECTED TO BY GATS AND SHALL NOT CONSTITUTE PART OF THIS AGREEMENT. This Agreement contains the full understanding of the parties with respect to the subject matter hereof and supersedes any previous agreements between the parties regarding such subject matter. This Agreement may not be amended, nor any of its provisions waived, except by a writing executed by the party against which such amendment or waiver is sought to be enforced.


     2. Definitions. For purposes of this Agreement, the following terms shall have the definitions set forth in this Section 2, as follows:

"Applicable Carrier" shall mean the person, corporation, partnership, firm or other entity in control of the satellite, satellite transponder, microwave link, uplink, downlink, analog copper and/or fiber optic facilities being used to provide the Communications Services.

"Applicable Carrier's Tariff" shall mean the Applicable Carrier's Tariff for Allowances for Interruptions, setting forth the policies of the Applicable Carrier with regard to credits, allowances, refunds or payments in the event of an interruption of Communications Services caused by the Applicable Carrier or the Applicable Carrier's equipment, as well as the policies of the Applicable Carrier with regard to payments, penalties and charges for cancellation of Communications Services by the Customer.

"Communications Services" shall include (without limitation) satellite transponder, transponder uplink/downlink, fiber optic, telephone line and/or microwave capacity, as applicable to the services requested by Customer.

"Customer" shall mean any person, corporation, partnership, firm or other entity purchasing Communications Services under this Agreement, or any employees, agents, parents, subsidiaries, affiliates, authorized users or assigns of such person, corporation, partnership, firm or other entity.

"Customer Agent" shall mean any person, corporation, partnership, firm or other entity transmitting signals to, from or via a satellite transponder or using other Communications Services with the permission of or on behalf of a Customer.

"Exchange Rates" shall mean the rates at which US dollars are exchanged for the relevant foreign currency as published in The Wall Street Journal, U.S. Edition.

"Fixed-Term Service" shall mean service contracted for by a Customer pursuant to a Communications Circuit Lease Agreement with GATS.

"Occasional Service" shall mean service contracted for by a Customer pursuant to the telephone and facsimile inquiry and confirmation process employed by GATS, including, without limitation, those Customers who have not placed a long-term, full time order for Communications Services with GATS.

"Uplink/Downlink Agent" shall mean the person, corporation, partnership, firm or other entity engaged by Customer to transmit or receive Customer's signal to the satellite transponder being used to provide the Communications Services.

     3. Provision of Communications Services. GATS shall provide Customer, and Customer shall accept from GATS, Communications Services as specified by Customer.

     4. Payment of Charges. Customer shall pay all charges for Communications Services furnished to or at the request of Customer on the first day of the calendar period for which those charges are applicable or upon receipt of invoice. If any payment for Communications Services is not received by GATS within 30 days after the date of invoice, then such overdue amount shall be subject to late payment charges at the lower of 18% per annum or the highest legally permissible rate of interest until the date payment is actually received.

     5. International Service. Rates for international Communications Services are priced to Customer based on the Exchange Rate at the time service is contracted for, subject to monthly adjustments to reflect changes in the applicable published Exchange Rate on the first day of each month. Should the carrier of non-U.S. Communications Services modify its tariff or the technical parameters for Communications Services during the term of this Agreement, GATS shall have the right correspondingly to modify the tariff or rate of technical parameters of its Communications Services to Customer.

     6. Limitation of GATS' Liability. (a) EXCEPTING ONLY LIABILITY FOR GATS' RECKLESS OR WILLFUL MISCONDUCT, GATS' LIABILITY ARISING OUT OF ITS PROVISION OF COMMUNICATIONS SERVICES HEREUNDER, INCLUDING BUT NOT LIMITED TO LIABILITIES ARISING OUT OF GATS' NEGLIGENCE, MISTAKES AND OMISSIONS, INTERRUPTIONS, DELAYS, ERRORS, OR OTHER DEFECTS IN THE COMMUNICATIONS SERVICES OR BREACH OF CONTRACT OR ARISING OUT OF THE FAILURE TO FURNISH COMMUNICATIONS SERVICES, WHETHER CAUSED BY ACTS OF COMMISSION OR OMISSION, SHALL BE LIMITED TO THE EXTENSION OF ALLOWANCES FOR INTERRUPTIONS AS SET FORTH IN SECTION 10 BELOW. SUCH ALLOWANCES FOR INTERRUPTION SHALL BE THE SOLE REMEDY OF CUSTOMER, AUTHORIZED USED OR JOINT USER AND THE SOLE LIABILITY OF GATS HEREUNDER. GATS' LIABILITY FOR DAMAGES OR LOSSES OF ANY KIND ARISING OUT OF ITS FURNISHING COMMUNICATIONS SERVICES SHALL IN NO EVENT EXCEED AN AMOUNT EQUAL TO ITS FIXED MONTHLY OR OTHER CHARGE ALLOCABLE TO THE FAULTY OR DEFECTIVE SERVICE.

     (b) NOTWITHSTANDING THE PROVISIONS OF THE PRECEDING SUBPARAGRAPH, GATS SHALL NOT BE LIABLE TO CUSTOMER OR TO ANY AUTHORIZED OR JOINT USER FOR ANY LOSS OF, DEFECTS IN OR ANY INABILITY TO FURNISH SERVICE DUE TO ACTS OF GOD, ACTS OF GOVERNMENT, WAR, RIOTS, STRIKES, FAILURE OF A TRANSPONDER, FAILURE OF A SATELLITE, FAILURE OF ANY OTHER TRANSMISSION EQUIPMENT OR OTHER CAUSES BEYOND GATS' CONTROL.

     (c) ANY AND ALL EXPRESS AND IMPLIED WARRANTIES RELATING TO THE SATELLITE TRANSPONDERS, UPLINKS/DOWNLINKS, FIBER OPTIC SERVICE OR OTHER COMMUNICATIONS SERVICES, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR
FITNESS FOR A SPECIFIC PURPOSE OR USE, ARE EXPRESSLY DISCLAIMED. IN NO EVENT SHALL GATS BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), REGARDLESS OF THE FORESEEABILITY THEREOF, OCCASIONED BY THE TERMINATION OF CUSTOMER'S RIGHTS TO USE, OR THE PREEMPTION OF OR THE FAILURE OF, OR LOSS OF TECHNICAL QUALITY OF, THE SATELLITE TRANSPONDERS, UPLINKS/DOWNLINKS, FIBER OPTIC SERVICE, OR OTHER COMMUNICATIONS SERVICES OR BY ANY DELAY IN COMMENCEMENT OF THIS AGREEMENT OR BY ANY OTHER CAUSE OR MATTER WHATSOEVER. CUSTOMER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS GATS FROM ANY CLAIMS MADE UNDER A WARRANTY OR REPRESENTATION MADE BY CUSTOMER TO ANY THIRD PARTY WITH RESPECT TO THE COMMUNICATIONS SERVICES.

     7. Claims. GATS shall be indemnified, defend and save harmless by Customer from and against all loss, liability, damage and expense, including reasonable attorneys' fees, due to claims arising out of the content of any programming transmitted over GATS' facilities pursuant to this Agreement including without limitation, any claim for libel, slander, or infringement of copyright and any other claim resulting from any act or omission of Customer arising from the use of GATS' facilities or Communications Services.

     8. Obligations of the Customer. Customer shall make all arrangements with other common carriers, stations, networks, sponsors, music licensing organizations, performers, representatives or other parties for the authorizations necessary to avail itself of the Communications Services. GATS shall be indemnified, defended and saved harmless by Customer from any liability arising out of failure to make such arrangements. Customer shall not use Communications Services for any unlawful purpose, including (without limitation) any use which constitutes a violation of any state or federal obscenity laws. GATS shall have the right to terminate this Agreement and the Communications Services provided hereunder without liability to Customer in the event that GATS, its officers, employees or agents, or the Applicable Carrier, its officers, employees or agents, becomes the subject of any investigation, or is threatened with or made a party to any administrative proceeding or litigation, related to the alleged illegal use of the Communications Services by the Customer.

     9. Non-Interference for Satellite Transmissions and Use of Other Communications Services. (a) All transmissions to and from the satellite transponder or other use of Communications Services made by Customer and/or a Customer Agent in connection with use of Communications Services pursuant to this Agreement shall comply with all of the rules and regulations of the Federal Communications Commission ("FCC"), other governmental agencies, carriers or other authorities applicable to Customer and/or each Customer Agent with respect to the Satellite Transponder or the Communications Services. Customer and each Customer Agent will follow the established practices and procedures of the Applicable Carrier for frequency coordination and will not utilize the Communications Services in a manner which, under standard engineering practice, would or might interfere with the use of or cause physical harm to any satellite transponder, the satellite or any other communications facility. If, in GATS', the Applicable Carrier's or other carrier's judgment, Customer's or any Customer Agent's transmissions to or from or utilization of the satellite transponder or other Communications Services (whether directly or through a Customer Agent), interferes with or causes physical harm to any satellite transponder, the satellite or any other communications facility, Customer agrees to cease or cause to be ceased immediately all transmissions to and utilization of the satellite transponder or other Communications Services upon notice thereof by GATS or the carrier until such time as such transmission or utilization shall not, in GATS' or the carrier's judgment, interfere with and shall not cause physical harm to any satellite transponder, the satellite or any other communications facility. In such event and in addition to GATS' other rights and remedies hereunder, Customer agrees that its rights to use a portion of the satellite transponder or other Communications Services in accordance with this Agreement shall be subject to GATS' right to terminate this Agreement and all of Customer's rights hereunder without liability to Customer and to take such action as may be necessary, appropriate or desirable to terminate any such interference or physical harm by Customer and each Customer Agent.

     (b) To ensure that Customer and each Uplink/Downlink Agent's transmissions to and from the satellite transponder and Customer's utilization of the Communications Services (whether directly or through an Uplink/Downlink Agent) does not so interfere with or cause physical harm to any transponder or satellite, Customer and each Uplink/Downlink Agent, prior to any transmission to the satellite transponder, must satisfy the uplink access requirements set forth by the Applicable Carrier. Further, without limiting the generality of the foregoing, if Customer's use involves video broadcasting, Customer agrees to comply in all respects with Section 25.308 of the FCC rules regarding the Automatic Transmitter Identification System.

     10. Pre-emptible Nature of Communications Services. The satellite transponder and other Communications Services provided herein are not normally protected and may be preempted and Customer acknowledges and agrees that it sometimes may be necessary or advisable for the Applicable Carrier or other carrier deliberately to preempt or interrupt Customer's use of the Communications Services in order to protect the overall performance of each satellite, fiber optic network or other communications facility, to comply with its contractual obligations to third parties or for business or other technical reasons. Such decisions shall be made by the owners or operators of the satellite, fiber optic network or other communications facility at their sole discretion and GATS shall have no liability to Customer as a result of such decisions.

     11. Allowances for Interruption. (a) Allowances for interruption of Occasional Service usage will be in accordance with the Applicable Carrier's Tariff. In the absence of an Applicable Carrier's Tariff, GATS policy for allowances for interruption of Occasional Service shall apply as follows: (i) When an interruption of an Occasional Service occurs for a period of 60 seconds or more, credit is allowed in the basis of 5 minutes for each 5 consecutive minutes or fraction thereof of interruption; (ii) Two or more interruptions occurring during any period of 5 consecutive minutes shall be considered as one interruption; (iii) Allowances will be based on the rate applicable to the service being provided which was interrupted. The amount of the allowance is proportionate to the total number of minutes in the applicable order which includes the portion of service affected by the interruption; (iv) An interruption of either the audio or video portion of the Communications Service shall be considered an interruption of both; and (v) Other than the allowances herein, GATS shall not be held liable for interruptions of service.

     (b) Allowances for interruption of Fixed Term Service usage will be in accordance with the Applicable Carrier's Tariff. In the absence of an Applicable Carrier's Tariff, GATS' policy shall apply as follows: (i) When an interruption of a Communications Service occurs for a period of 60 seconds or more, credit is allowed in the basis of 5 minutes for each 5 consecutive minutes or fraction thereof of interruption; (ii) Two or more interruptions occurring during any period of 5 consecutive minutes shall be considered as one interruption; and
(iii) An interruption of either the audio or visual portion of the television channel shall be considered an interruption of both.

     (c) An allowance will not be made where Customer fails to transmit or receive a television, data or voice channel as a result of, or attributable in whole or in part to: (i) Customer's negligence or willful acts, or the negligence or willful acts of its officers, directors, agents, employees, subsidiaries, parents, affiliates, customers, authorized users and viewing subscribers, or any of them; (ii) the failure of local channels, transmission lines or equipment provided by Customer, its subsidiaries, parents, affiliates, authorized users, viewing subscribers, Customer Agents or any of them; (iii) Sun outages, heavy precipitation or heavy cloud cover; or (iv) Customer's failure to use the channel ordered.

     (d) In no event shall GATS be liable for allowances for interruption unless the claim for such allowance is made within fifteen (15) days after the date Customer became aware or should have become aware of the interruption.

     12. Denial of Service. In the event of nonpayment of any sum due, or of any violation of the Communications Act of 1934, as amended, or any Rules, Regulations or Orders of the FCC or of the terms of this Agreement by Customer, or the imposition by the FCC or any governmental authority having jurisdiction of conditions on the provision of Communications Services which are unacceptable to GATS or the Applicable Carrier, GATS may either temporarily deny service or terminate the service without incurring liability to Customer.

     13. Cancellation by Customer. (a) Occasional Service may be cancelled only by advance notice by Customer to GATS and upon payment of any applicable cancellation charges. The specific charges to Customer, if any, will be those of the Applicable Carrier's Tariff in effect at that time. In the absence of an Applicable Carrier's Tariff, GATS' policy in effect at that time shall apply.

     (b) Except as specifically provided herein, Fixed-Term Service may only be cancelled upon the occurrence of all the following: written notice to GATS; payment of total hourly, monthly or annual charges due for service previously provided and for scheduled service that has not been provided as of the date of cancellation; and payment of all other sums otherwise due through the term of the Fixed-Term Service to be provided pursuant to this Agreement.

     14. Taxes. If any sales taxes are similar charges or impositions are asserted against GATS after, or as a result of Customer's use of the Communications Services, by any local, state, national, or international, public or quasi-public governmental entity, Customer shall be solely responsible for such taxes, charges or impositions.

     15. Title to Communications Facilities. This Agreement shall not, and shall not be deemed to, convey to Customer title of any kind to any of the satellite transponders, transponder uplinks/downlinks, fiber optic links, telephone lines, microwave facilities or other facilities utilized in connection with the Communications Services.

     16. No Transfer. Customer shall not, and shall not have the right to, grant, sell, assign, encumber, permit the utilization of, license, lease, sublease or otherwise convey, directly or indirectly, in whole or in part, voluntarily or by operation of law, any of its rights under this Agreement without the express written permission of GATS and/or the Applicable Carrier.


     17. No Third-Party Beneficiary. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from these provisions, except that GATS and Customer acknowledge and agree that the provisions of Section 9(a) hereof are intended for the benefit of GATS, the Applicable Carrier and other carriers, and all other transponder, fiber optic network and communications facility owners, users or transferees. Both parties hereto agree that any other such transponder, fiber optic network or communications facility owner, user or transferee shall have the right to enforce, as a third-party beneficiary, the provisions of Section 8(a) hereof, against Customer, directly in an action brought solely by such other transponder, fiber optic network or communications facility owner, user or transferee, or may join with GATS or any other transponder, fiber optic network or communications facility owner, user or transferee in bringing an action against Customer for violation of such Section.

     18. Legal Expenses. If any proceeding is brought for the enforcement of this Agreement, or because of an alleged or actual dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in such action or proceeding in addition to any other relief to which such party may be entitled.

     19. Miscellaneous. (a) This Agreement shall be governed and interpreted by the laws of the Commonwealth of Massachusetts applicable to agreements made and fully performed therein, except to the extent that the parties' respective rights and obligations are subject to local, State and Federal laws or regulations. Customer hereby consents to the jurisdiction of the federal and state courts having a situs in Suffolk County, Massachusetts over any proceeding initiated with respect to the enforcement or interpretation of this Agreement. Nothing in this Agreement shall be deemed to create any joint venture or principal-agent relationship between GATS and Customer.

     (b) Except as provided in Section 16, this Agreement shall insure to the benefit of and be binding on the respective successors, permitted licensees and permitted assigns of the parties hereto.

     (c) All notices, consent, waivers or other communications given under this Agreement shall be in writing, and be given by personal delivery, mail, telegram or private wire, at the respective addresses of Customer and GATS set forth here or at the most current address as may be supplied by such party to the other for notice. Notice given by mail shall be considered to have been given three (3) days after the date of mailing, postage prepaid certified or registered mail. Notice given by telegram shall be considered to have been given on delivery of such telegram to a telegraph office with charges therefore prepaid or to be billed to the sender. Notice given by private wire shall be considered to have been given when transmitted prepaid. Notice given by fax shall be considered to have been given when actually received by the party to whom the fax is delivered and receipt is telephonically confirmed.